UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

APTIV PLC

(Exact Name of Registrant as Specified in Its Charter)

Jersey	98-1029562
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

5 Hanover Quay

Grand Canal Dock

Dublin 2, Ireland

(Address of Principal Executive Offices) (Zip Code)

APTIV GLOBAL FINANCING DESIGNATED ACTIVITY COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Ireland	N/A
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

5 Hanover Quay

Grand Canal Dock

Dublin 2, Ireland

(Address of Principal Executive Offices) (Zip Code)

APTIV CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	27-0791190
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

5 Hanover Quay

Grand Canal Dock

Dublin 2, Ireland

(Address of Principal Executive Offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
4.650% Senior Notes due 2029 Guarantee of 4.650% Senior Notes due 2029 by Aptiv Corporation	New York Stock Exchange New York Stock Exchange
5.150% Senior Notes due 2034 Guarantee of 5.150% Senior Notes due 2034 by Aptiv Corporation	New York Stock Exchange New York Stock Exchange
5.750% Senior Notes due 2054 Guarantee of 5.750% Senior Notes due 2054 by Aptiv Corporation	New York Stock Exchange New York Stock Exchange
6.875% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2054 Guarantee of 6.875% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2054 by Aptiv Corporation	New York Stock Exchange New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:

333-258499

(If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Aptiv PLC (the “Company”) and Aptiv Global Financing Designated Activity Company (formerly known as Aptiv Global Financing Limited) (together with the Company, the “Issuers”) and Aptiv Corporation (the “Guarantor”) have filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933 (“Rule 424(b)”) a prospectus supplement dated September 9, 2024 (the “Prospectus Supplement”) to a Prospectus dated August 1, 2024 contained in the Issuers’ effective Registration Statement on Form S-3 (Registration No. 333-281182), which Registration Statement was filed with the Securities and Exchange Commission on August 1, 2024 (the “Prospectus”), relating to the securities to be registered hereunder. The Issuers incorporate by reference the Prospectus and the Prospectus Supplement to the extent set forth below.

Item 1. Description of Registrant’s Securities to be Registered

The information required by this item is incorporated by reference to the information contained in the sections captioned “Description of Notes” and “Tax Considerations” in the Prospectus Supplement and “Description of Debt Securities and Guarantees of Debt Securities” in the Prospectus.

Item 2. Exhibits

Exhibit Number	Description

4.1	Senior Notes Indenture dated as of March 10, 2015 (the “Senior Notes Indenture”) between the Company, Wilmington Trust, National Association, as trustee (the “Trustee”) and Deutsche Bank Trust Company Americas, as registrar, paying agent and authenticating agent (the “Registrar and Paying Agent”) (incorporated by reference to the Current Report on Form 8-K filed with the Commission on March 10, 2015).

4.2	First Supplemental Indenture to the Senior Notes Indenture dated as of March 10, 2015 between the Company, the Trustee and the Registrar and Paying Agent (incorporated by reference to the Current Report on Form 8-K filed with the Commission on March 10, 2015).

4.3	Second Supplemental Indenture to the Senior Notes Indenture dated as of November 19, 2015 between the Company, the Trustee and the Registrar and Paying Agent (incorporated by reference to the Current Report on Form 8-K filed with the Commission on November 19, 2015).

4.4	Third Supplemental Indenture to the Senior Notes Indenture dated as of September 15, 2016 between the Company, the Trustee and the Registrar and Paying Agent (incorporated by reference to the Current Report on Form 8-K filed with the Commission on September 15, 2016).

4.5	Fourth Supplemental Indenture to the Senior Notes Indenture dated as of September 20, 2016 between the Company, the Trustee and the Registrar and Paying Agent (incorporated by reference to the Current Report on Form 8-K filed with the Commission on September 20, 2016).

4.6	Fifth Supplemental Indenture to the Senior Notes Indenture dated as of March 14, 2019 between the Company, the Trustee and the Registrar and Paying Agent (incorporated by reference to the Current Report on Form 8-K filed with the Commission on March 14, 2019).

4.7	Sixth Supplemental Indenture to the Senior Notes Indenture dated as of November 23, 2021 between the Company, the Trustee and the Registrar and Paying Agent (incorporated by reference to the Current Report on Form 8-K filed with the Commission on November 23, 2021).

4.8	Seventh Supplemental Indenture to the Senior Notes Indenture dated as of December 27, 2021 between the Company, Aptiv Global Financing Limited, the Trustee and the Registrar and Paying Agent (incorporated by reference to the Annual Report on Form 10-K filed with the Commission on February 7, 2022).

4.9	Eighth Supplemental Indenture to the Senior Notes Indenture dated as of February 18, 2022 between the Company, Aptiv Corporation, Aptiv Global Financing Limited, the Trustee and the Registrar and Paying Agent (incorporated by reference to the Current Report on Form 8-K filed with the Commission on February 18, 2022).

4.10	Ninth Supplemental Indenture to the Senior Notes Indenture dated as of February 18, 2022 between the Company, Aptiv Corporation, Aptiv Global Financing Limited, the Trustee and the Registrar and Paying Agent (incorporated by reference to the Current Report on Form 8-K filed with the Commission on February 18, 2022).

4.11	Tenth Supplemental Indenture to the Senior Notes Indenture dated as of June 11, 2024 between the Company, Aptiv Global Financing Limited, Aptiv Corporation, the Trustee and the Registrar and Paying Agent (incorporated by reference to the Current Report on Form 8-K filed with the Commission on June 11, 2024).

4.12	Eleventh Supplemental Indenture to the Senior Notes Indenture dated as of September 13, 2024 between the Company, Aptiv Global Financing Designated Activity Company, Aptiv Corporation, the Trustee and the Registrar and Paying Agent (incorporated by reference to the Current Report on Form 8-K filed with the Commission on September 13, 2024).

4.13	Form of 4.650% Senior Notes due 2029 (incorporated by reference to the Current Report on Form 8-K filed with the Commission on September 13, 2024).

4.14	Form of 5.150% Senior Notes due 2034 (incorporated by reference to the Current Report on Form 8-K filed with the Commission on September 13, 2024).

4.15	Form of 5.750% Senior Notes due 2054 (incorporated by reference to the Current Report on Form 8-K filed with the Commission on September 13, 2024).

4.16	Subordinated Notes Indenture dated as of September 13, 2024 (“the Subordinated Notes Indenture”) between the Company, the Trustee and the Registrar and Paying Agent (incorporated by reference to the Current Report on Form 8-K filed with the Commission on September 13, 2024).

4.17	First Supplemental Indenture to the Subordinated Notes Indenture dated as of September 13, 2024 between the Company, Aptiv Global Financing Designated Activity Company, Aptiv Corporation, the Trustee and the Registrar and Paying Agent (incorporated by reference to the Current Report on Form 8-K filed with the Commission on September 13, 2024).

4.18	Form of 6.875% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2054 (incorporated by reference to the Current Report on Form 8-K filed with the Commission on September 13, 2024).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Aptiv PLC

By:	/s/ Robert S. Hoeppner
	Name:	Robert S. Hoeppner
	Title:	Treasurer

Aptiv Global Financing Designated Activity Company

By:	/s/ Darren Byrka
	Name:	Darren Byrka
	Title:	Director and Authorized Signatory

Aptiv Corporation

By:	/s/ Katherine H. Ramundo
	Name:	Katherine H. Ramundo
	Title:	Director and Senior Vice President, Chief Legal Officer, Chief Compliance Officer and Secretary

Date: September 30, 2024